Exhibit 10.5
FORM OF AGREEMENT UNDER NACCO INDUSTRIES, INC.
SUPPLEMENTAL EXECUTIVE LONG-TERM INCENTIVE BONUS PLAN
[date]
NACCO Industries, Inc.
5875 Landerbrook Drive
Mayfield Heights, Ohio 44124-4017
Attention: Secretary

Re:	200_ Grants of Award Shares under Supplemental Executive Long-Term Incentive Bonus Plan
     [Name]
     The undersigned is an employee of NACCO Industries, Inc. (the “Company”) to whom grants of an award (the “Award”) consisting of [insert number] fully paid and nonassessable shares (the “Award Shares”) of Class A Common Stock, par value $1.00 per share, of the Company’s Class A Common Stock (“Class A Common”) were made on _________ __, 200_ by the Compensation Committee (the “Committee”) of the Board of Directors of the Company pursuant to the NACCO Industries, Inc. Supplemental Executive Long-Term Incentive Bonus Plan (the “Plan”). I hereby accept the Award and acknowledge to and agree with the Company as follows:
     1. Award. I acknowledge that the Committee has granted the Award to me subject to the terms of the Plan for the January 1, 200_ through December 31, 200_ Award Term, the terms of the resolutions of the Committee pursuant to which the Award was made and the terms of this Agreement, and I hereby acknowledge receipt of stock certificate numbered [number] for [number] shares of Class A Common representing the Award Shares.
     2. Restrictions on Transfer. I represent and covenant that, other than a transfer (a) by will or the laws of descent and distribution, (b) pursuant to a domestic relations order meeting the definition of a qualified domestic relations order under Section 206(d)(3)(B) of the Employee Retirement Income Security Act of 1974, as amended (“QDRO”), or (c) to a trust (a “Trust”) for my benefit or the benefit of my spouse, my children or my grandchildren (provided that Award Shares transferred to such a Trust shall continue to remain subject to the transfer restrictions hereinafter set forth), the Award Shares shall be non-transferable and I shall not make (or attempt to make) any sale, assignment, transfer, exchange, pledge, hypothecation or encumbrance of the Award Shares.
     3. Lapse of Restrictions. I acknowledge that the transfer restrictions on the Award Shares set forth in paragraph 2 above shall lapse for all purposes and shall be of no further force or effect upon the earliest to occur of: (a) December 31, 20__; (b) the date of my death or permanent disability; (c) five years after retirement in accordance with the terms of The Combined Defined Benefit Plan of NACCO Industries, Inc. and

Its Subsidiaries (or, if I am not a member of such plan, five years after my termination of employment after reaching age 60 with at least 15 years of service) (or earlier with the approval of the Committee); (d) an extraordinary release of transfer restrictions as described in paragraph 3A below; (e) the transfer of Award Shares pursuant to a QDRO, but only as to the shares so transferred; and (f) a lapse of transfer restrictions as provided in the terms of an instrument of termination adopted under the Plan. As notice of such transfer restrictions, I acknowledge that there is affixed to the face or back of each stock certificate representing Award Shares the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE NACCO INDUSTRIES, INC. SUPPLEMENTAL EXECUTIVE LONG-TERM INCENTIVE BONUS PLAN (“PLAN”). SUCH RESTRICTIONS ON TRANSFER UNDER THE PLAN SHALL LAPSE FOR ALL PURPOSES AND SHALL BE OF NO FURTHER FORCE OR EFFECT AFTER DECEMBER 31, 20__, OR SUCH EARLIER TIME AS PROVIDED IN THE PLAN.
     3A. Extraordinary Release of Transfer Restrictions. At any time following the third anniversary of the date Award Shares are issued, a Participant may request in writing that the Committee authorize the lapse of restrictions on transfer of such Award Shares if the Participant desires to dispose of such Award Shares for (i) the purchase of a principal residence for the Participant, (ii) payment of medical expenses for the Participant, his spouse or his dependents, (iii) payment of expenses for the education of the Participant, his spouse or his dependents or (iv) any other extraordinary reason which the Committee has previously approved in writing, provided that the restrictions on no more than 20% of such Award Shares may be released pursuant to this paragraph 3A. The Committee shall have the sole power to grant or deny any such request. Upon the granting of any such request, the Company shall cause the release of restrictions pursuant to paragraph 3 of such number of Award Shares as the Committee shall authorize.
     4. Obligations. I agree that each Trust and I shall fulfill the obligations imposed with respect to Award Shares by the Plan and this Agreement.
     5. Rights. I understand that, subject to the transfer restrictions set forth herein, I shall have all of the rights of a holder of Class A Common with respect to the Award Shares, including the right to vote such shares, to receive any dividends paid thereon and to participate in any of the matters described in clauses (a), (b) and (c) of Section 7 of the Plan. Any securities that I receive in respect to Award Shares in connection with any of such matters shall be deemed to be Award Shares, and shall be subject to the transfer restrictions set forth herein to the same extent and for the same period as if such securities were the original Award Shares with respect to which they were issued.
     6. Surrender of Certificates. I understand that: (a) in the case of a transfer under clause (a) or (b) of paragraph 2 above, on surrender to the Company by my successor or successors in interest to the Award Shares of the appropriate certificate or certificates reflecting the Award Shares, or (b) on surrender to the Company of the appropriate certificate or certificates reflecting Award Shares with respect to which the transfer restrictions have otherwise lapsed in accordance with paragraph 3 or 3A above, the Company shall cause a new certificate or certificates to be issued without any legend referring to such restrictions.
     7. Withholding. In order that the Company may satisfy its withholding obligations with respect to the compensation income resulting from the grant of any Award Shares, I authorize and direct the Company to withhold from any amounts otherwise payable to me such amounts of taxes with respect to the income attributable to such shares and at such time or times as may be required to be withheld, including, without limitation, taxes required to be withheld by reason of the compensation required to be reported for Federal income and employment tax purposes by me, all as determined in good faith in the sole judgment of the Company. If there are no such amounts otherwise payable to me, or if such amounts are insufficient, I will reimburse or indemnify the Company or make provision satisfactory to the Board of Directors or the Committee (or to any officer authorized for that purpose by the Board of Directors or the Committee) to reimburse or indemnify the Company for such amounts of taxes at such time and from time to time, as the Company may make demand for such reimbursement or indemnity. If and to the extent that in the sole judgment of the Board of Directors or the Committee (or any officer authorized for that purpose by the Board of Directors or the Committee) it appears advisable to do so, in order to enforce the Company’s rights under the Plan and this Agreement, the Company shall not issue or cause to be issued to me (or to my successor in interest), any new stock certificate without any legend referring to the transfer restrictions with respect to the Award Shares as to which such restrictions have lapsed, unless and until such amounts of taxes have been withheld from amounts otherwise payable to me (or any of my successors in interest), or I (or such successor in interest) reimburse or indemnify the Company for such amounts of such taxes or make other provisions for reimbursement or indemnification to the Company of such taxes, satisfactory in the sole judgment of the Board of Directors or the Committee (or such officer) exercised in good faith.
     8. Registration. (a) I hereby acknowledge that I have been advised, and I understand and agree, that: (i) the issuance of such Award Shares to me has not been registered under the Securities Act of 1933, as amended (the “Act”); (ii) any routine sale of such Award Shares made in reliance upon Rule 144 under the Act, if then available, can only be made in limited amounts in accordance with the terms and conditions of that Rule; (iii) the Company is not under any obligation at any time to register any of such Award Shares under the Act; (iv) all certificates for Award Shares shall bear a legend substantially as follows:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL SUCH SHARES HAVE BEEN REGISTERED UNDER SUCH ACT OR UNTIL THE COMPANY SHALL HAVE RECEIVED AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SHARES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT RESTRICTIONS.
and (v) the Company may instruct any transfer agent for its shares not to permit transfer of any of the Award Shares unless specifically authorized by the Company.
     (b) I hereby agree that none of such Award Shares shall be sold or otherwise disposed of, nor shall any of the same be offered for sale, by me except pursuant to a currently effective registration statement by which such shares are duly registered under the Act, or in accordance with an opinion of counsel satisfactory to the Company, which opinion shall have been approved by the Company and be to the effect that the contemplated transaction (which shall be described therein) may be legally effected, and the shares so transferred may subsequently be resold, without registration under the Act.
     9. No Right to Employment. I acknowledge that the grant of Award Shares to me does not in any way entitle me to continued employment with the Company and does not limit or restrict any right that the Company otherwise may have to terminate my employment.

[name]
ACCEPTED                                                             , 20__
NACCO INDUSTRIES, INC.

By:
[name and title]

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